Exhibit 10.14

AMENDED AND RESTATED
DIRECTOR COMPENSATION POLICY

Directors of Arcadia Biosciences, Inc., a Delaware corporation (the “Company”) that are not employees of the Company (“Non-Employee Directors”) shall receive for their service as a member of the Board of Directors (the “Board”) of the Company (i) effective as of January 1, 2016, the following cash compensation and (ii) effective as of June 9, 2016 (the date of the 2016 annual meeting of stockholders), the following equity compensation:

Cash Compensation

Annual Retainer for Board Service

Each Non-Employee Director shall be entitled to an annual cash retainer of Thirty Thousand Dollars (US$30,000) (the “Annual Retainer”), payable quarterly in arrears, subject to such director’s continued service to the Company as a Non-Employee Director on the last day of the preceding quarter.  Such amounts shall be prorated in the case of service for less than the entire quarter.  In addition, with respect to each regular, quarterly meeting of the Board, the Non-Employee Director shall receive the following amount for each meeting attended: (i) Two Thousand Five Hundred Dollars ($2,500) if the Non-Employee Director attends in person, or (ii) Five Hundred Dollars ($500) if the Non-Employee Director attends remotely through telephonic, video-conference, or other electronic means; provided, however, that the total meeting fees may not exceed $10,000 in any calendar year.

Annual Retainer for Chairperson of the Board

In addition to the Annual Retainer, the Non-Employee Director serving as the Chairperson of the Board (the “Chairperson”) shall receive an additional annual cash retainer of Forty Thousand Dollars (US$40,000) (the “Chairperson Annual Retainer”), payable quarterly in arrears, subject to such director’s continued service to the Company as the Chairperson on the last day of the preceding quarter.  Such amounts shall be prorated in the case of service for less than the entire quarter.

Annual Retainer for Board Committee Chairs

In addition to the Annual Retainer, a Non-Employee Director who serves as Chair of the Company’s Audit Committee, Compensation Committee or Nominating and Governance

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Committee shall be entitled to an additional annual cash retainer equal to Eighteen Thousand Dollars (US$18,000) (in the case of the Chair of the Audit Committee), Twelve Thousand Dollars (US$12,000) (in the case of the Chair of the Compensation Committee), and/or Eight Thousand Five Hundred Dollars (US$8,500) (in the case of the Chair of the Nominating and Governance Committee), irrespective of the number of committees on which such director serves as Chair or as a member (collectively the “Chair Retainers”).  Chair Retainers shall be payable quarterly in arrears, subject to such director’s continued service to the Company as a Chair of a committee on the last day of the preceding quarter. Such amounts shall be prorated in the case of service for less than the entire quarter.

Annual Retainer for Service on a Board Committee

In addition to the Annual Retainer, other than the Chair, each Non-Employee Director who serves as member of the Company’s Audit Committee, Compensation Committee or Nominating and Governance Committee shall be entitled to an additional annual cash retainer equal to Seven Thousand Five Hundred Dollars (US$7,500) (in the case of a member of the Audit Committee), Six Thousand Dollars (US$6,000) (in the case of a member of the Compensation Committee), and/or Four Thousand Five Hundred Dollars (US$4,500) (in the case of a member of the Nominating and Governance Committee), irrespective of the number of committees on which such director serves as Chair or as a member (collectively the “Committee Membership Retainers”).  Committee Membership Retainers shall be payable quarterly in arrears, subject to such director’s continued service to the Company as a member of a committee on the last day of the preceding quarter. Such amounts shall be prorated in the case of service for less than the entire quarter.

Equity Award

Initial Award for New Directors

On the date a new Non-Employee Director becomes a member of the Board, each such Non-Employee Director shall automatically, without further action by Board or Committee, receive an option (an “Initial Option”) to purchase a number of shares of the common stock of the Company (each, a “Share”) equal to (x) Sixty Thousand Dollars ($60,000) divided by (y) the Black-Scholes value of a Share on the date of grant, as determined consistent with the historical practices of the Company.  The per share exercise price for the Initial Option shall be equal to the fair market value for a Share on the date of grant.  The Initial Option shall vest and becomes exercisable in three equal annual installments, with one-third of the Shares subject to the Initial Option vesting on each of the first three anniversaries of the date of grant, subject to such director’s continued board service through each applicable vesting date.  An employee director who ceases to be an employee, but who remains a director, will not receive the Initial Option.

Annual Award for Continuing Board Members

At each Company’s annual meeting of stockholders, all Non-Employee Directors shall automatically, without further action by Board or Committee, receive an option (an “Annual Option”) to purchase a number of Shares equal to (x) Thirty Thousand Dollars ($30,000) divided by (y) the Black-Scholes value of a Share on the date of grant, as determined consistent with the

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historical practices of the Company.  The per share exercise price for the Annual Option shall be equal to the fair market value for a Share on the date of grant.  The Annual Option shall vest and becomes exercisable on the earlier of (x) the one year anniversary of the date of grant of the Annual Option and (y) the date of the Company’s next annual meeting of stockholders following the date of grant, subject to such director’s continued board service through such vesting date. A Non-Employee Director who was previously an employee but ceases to be an employee, and who remains a director, will receive the Annual Option.

Annual Award for Chairperson

In addition to the Annual Option, at each Company’s annual meeting of stockholders, the Chairperson shall automatically, without further action by Board or Committee, receive an option (an “Chairperson Option”) to purchase a number of Shares equal to (x) Forty Thousand Dollars ($40,000) divided by (y) the Black-Scholes value of a Share on the date of grant, as determined consistent with the historical practices of the Company.  The per share exercise price for the Chairperson Option shall be equal to the fair market value for a Share on the date of grant.  The Chairperson Option shall vest and becomes exercisable on the earlier of (x) the one year anniversary of the date of grant of the Chairperson Option and (y) the date of the Company’s next annual meeting of stockholders following the date of grant, subject to the Chairperson’s continued board service through such vesting date.

Provisions Applicable to All Equity Awards

Each Initial Option, Annual Option and Chairperson Option shall be subject to the terms and conditions of the Company’s 2015 Omnibus Equity Incentive Plan (the “2015 Equity Plan”) and the terms of the Stock Option Agreement entered into by the Company and such director in connection with such award.  For purposes of this Director Compensation Policy, “Fair Market Value” shall have the meaning as set forth in the 2015 Equity Plan.  Furthermore, all vesting for any such equity awards to Non-Employee Directors shall terminate, and all such equity awards shall be fully vested, upon a “Change in Control” as defined in the 2015 Equity Plan.

Expense Reimbursement

The Company shall reimburse each director, consistent with the Company’s travel and expense reimbursement policies and practices, for all reasonable out-of-pocket expenses incurred by any director of the Company directly in connection with travel to and from any meetings of the Board or committees thereof.  The Company shall make expense reimbursements to all directors within a reasonable amount of time following submission by the director of reasonable written substantiation for the expenses.

Effective Date:  January 1, 2016

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